Exhibit 99.1

Contact:	Frederick W. Driscoll
VP, Chief Financial Officer and Treasurer
Novavax, Inc.
240-268-2000

Novavax Announces Appointment of Dr. Gregory Glenn as Chief Scientific Officer

Rockville, MD – July 6, 2010 – Novavax, Inc. (Nasdaq: NVAX) announced today the appointment of Gregory Glenn, M.D., as the company’s Chief Scientific Officer who will report to Dr. Rahul Singhvi, President and Chief Executive Officer of Novavax.  Previously, Dr. Glenn was Chief Scientific Officer and founder of IOMAI Corporation (now Intercell), an associate in international health at Johns Hopkins University’s School of Public Health and a clinical and basic research scientist at Walter Reed Army Institute of Research.

Dr. Rahul Singhvi stated:  “Greg Glenn is a recognized innovator and authority on vaccines, vaccine delivery and adjuvants.  He brings to Novavax considerable experience in the discovery, development and clinical evaluation of a wide variety of vaccines to prevent diseases such as pandemic influenza, tetanus, malaria, HIV and cancer.  As a co-founder of IOMAI, Greg also has an appreciation for the challenge of translating promising early-stage research into commercially viable, late-stage product candidates.  We applaud his record of achievement and welcome his contributions to our future success.”

Dr. Glenn stated:  “I am excited to join a very talented team and help them apply Novavax’s technology platform to the discovery and development of novel vaccines.  The use of virus-like particles to mimic live viruses is a very promising approach to preventing the spread of infectious diseases.  I look forward to supporting the development and application of this very promising approach to disease prevention.”

Dr. Glenn is a pioneer in vaccine delivery and adjuvants, and has brought several products from concept into clinical development including the travelers’ diarrhea vaccine patch, and an adjuvant patch for a pandemic influenza vaccine, developed under U.S. government contracts. He provided the scientific and technical leadership that led to the acquisition of IOMAI by Intercell in 2008. He has co-authored more than 150 research publications, scientific abstracts and presentations, and successful grant applications, and holds multiple U.S., European and other international patents.  In addition, he is an associate editor of the journals Expert Review of Vaccines, and Human Vaccine, and was a board-certified pediatrician.  Dr. Glenn received his bachelor of arts degree in biology and chemistry from Whitman College and his doctor of medicine degree from Oral Roberts University School of Medicine and completed the Medical Research Fellowship at the Walter Reed Army Institute of Research.

About Novavax, Inc.
Novavax, Inc. is a clinical-stage biopharmaceutical company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology.  The company produces potent VLP-based recombinant vaccines utilizing new and efficient manufacturing approaches.  Novavax is committed to using its VLP technology to create country-specific vaccine solutions.  The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India.  Additional information about Novavax is available on the company’s website: www.novavax.com.

Forward-Looking Statements
Statements herein relating to future performance, conditions or strategies and other matters, including expectations regarding continued development of vaccines are forward-looking statements. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include historical and current results that may not be predictive of future trial results for any vaccines that we are developing or may develop; further testing that would be required before regulatory approval can be applied for; FDA may not approve a vaccine even if the results are similar or better than the results reported to date; uncertainties related to clinical trials; the company has not yet manufactured, or relied on third parties to manufacture, any vaccines at a commercial scale; and the vaccine industry is intensely competitive, making it difficult for our vaccines to have market success even if approved. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.